UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 10, 2009
DIEBOLD, INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On September 2, 2009, the Company and its subsidiaries, Premier Election Solutions Canada ULC (“Premier Canada”) and Premier Election Solutions (“Premier Election”), entered into a purchase agreement (the “Purchase Agreement”) with Elections Systems & Software, Inc. and its subsidiary (collectively, “ES&S”) pursuant to which ES&S agreed to purchase all of the outstanding capital stock of Premier Election and Data Information Management Systems, Inc. (“Data Information”) and substantially all of the assets of Premier Canada. The Company conducted its election systems business in the United States and Canada through Premier Election, Premier Canada and Data Information (collectively, “PESI”). The Company’s sale of PESI was consummated simultaneously with the entry into the Purchase Agreement on September 2, 2009. In accordance with generally accepted accounting principles in the United States, the Company has reclassified the operating results of PESI to discontinued operations for all periods. Included in Exhibit 99.1 to this Current Report on Form 8-K are the 2008 quarterly and the first two quarters of 2009 financial results of the Company’s continuing operations depicting the impact to GAAP and non-GAAP earnings per share from the reclassification of PESI to discontinued operations.
The information in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	PESI Impact on EPS from Continuing Operations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIEBOLD, INCORPORATED
Date: November 10, 2009	By:	/s/ Leslie A. Pierce
Leslie A. Pierce
Vice President, Interim Chief Financial Officer and Corporate Controller (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	PESI Impact on EPS from Continuing Operations